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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Physician Support Systems, Inc.

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             (Exact Name of Registrant as Specified in its Charter)

                               Delaware                        13-3624081
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         (State of Incorporation or Organization)           (I.R.S. Employer
                                                           Identification no.)


                Route 230 & Eby Chiques Road
                          Mt. Joy, PA                               17552
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          (Address of principal executive offices)                (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                  Name of Each Exchange on Which
           to be so Registered                  Each Class is to be Registered
           ___________________                  ______________________________
                 None                                 Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:
                                 Common Stock, par value $.001 per share

_______________________________________________________________________________

                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

                  The information called for by this item is incorporated by reference to the information set forth under the caption "Description of Capital Stock--Common Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 33-80731) filed on December 21, 1995 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2.  Exhibits.

   1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 2.2 to the Registration Statement).

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 PHYSICIAN SUPPORT SYSTEMS, INC.


Dated:  January 3, 1995                            By /s/ Hamilton F. Potter III
                                                     ---------------------------
                                                Name:   Hamilton F. Potter III
                                                Title:  Executive Vice President
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